UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2019

FS Investment Corporation III

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01047 (Commission File Number)	90-0994912 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 8, 2019, the board of directors (the “Board”) of FS Investment Corporation III (the “Company”) appointed Mr. Osagie Imasogie as a new independent member of the Board. Mr. Imasogie was appointed as a Class C Director to serve for a term expiring at the Company’s 2021 annual meeting of stockholders.  Mr. Imasogie will also serve on the Board’s Valuation Committee and will replace Mr. Goldstein on the Board’s Audit Committee.

Mr. Imasogie has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person.

Mr. Imasogie will receive director fees in accordance with the director compensation arrangements for FS KKR Capital Corp., FS Investment Corporation II, FS Investment Corporation III and FS Investment Corporation IV (the “Fund Complex”), which includes an aggregate annual board retainer of $160,000 paid by the Fund Complex on a pro rata basis based on assets under management.

Set forth below is biographical information pertaining to Mr. Imasogie:

Osagie Imasogie has over 30 years of experience in the field of law, finance, business management, healthcare and the pharmaceutical industry. He is a co-founder and the Senior Managing Partner of PIPV Capital, a Private Equity Firm that is focused on the Life Sciences vertical. Prior to co-founding PIPV Capital, Osagie conceptualized and established GlaxoSmithKline Ventures and was its founding Vice President.

Mr. Imasogie has held senior commercial and R&D positions within pharmaceutical companies such as GSK, SmithKline, DuPont Merck and Endo, where he was the founding General Counsel and SVP for Corporate Development. Osagie has also been a Price Waterhouse Corporate Finance Partner as well as a practicing attorney with a leading US law firm.

Mr. Imasogie is a serial entrepreneur and investor. He serves as Chairman and Founder of iLera Healthcare and was also the Founder and Chairman of Iroko Pharmaceuticals, Ception Therapeutics Inc. and Trigenesis Therapeutics Inc. In addition, he serves on the Board of a number of financial institutions such as Haverford Trust and StoneRidge Investment.

Mr. Imasogie is a Trustee of the University of Pennsylvania and also a member of the Board of Overseers of the University of Pennsylvania Law School, where he is an Adjunct Professor of Law. Osagie also serves on the Board of the Philadelphia Orchestra and the Philadelphia Museum of Art. Osagie holds post-graduate degrees from the University of Pennsylvania Law School and the London School of Economics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date: July 9, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel